UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)............February 13, 2007
HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-120152	23-2018365

(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation or organization)	File Number)	Identification
number)

3220 Tillman Drive-Suite 300, Bensalem, Pennsylvania 19020

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 215-639-4274
Not Applicable
(Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐     Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c) )

Item 2.02	Results of Operations and Financial Condition.
On February 13, 2007 Healthcare Services Group, Inc. issued a press release announcing its earnings for the three month period and year ended December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
The information in contained herein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2007, Registrant announced the planned retirement of its Chief Financial Officer, Mr. James L. DiStefano. Mr. DiStefano will continue to serve in his current capacity through March 31, 2007. Additionally, it was announced that its current Vice President of Finance, Mr. Richard W. Hudson will be appointed to the office of Chief Financial Officer upon Mr. DiStefano’s retirement. Mr. Hudson has been the Vice President of Finance for the Registrant for more than five years.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated February 13, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.
February 13, 2007	/S/ Richard W. Hudson
Date	Vice President— Finance and
Secretary

EXHIBIT INDEX
Exhibit:

99.1	Press Release and financial tables dated February 13, 2007 issued by Healthcare Services Group, Inc.